UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	September 13, 2012

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Bylaws

On September 13, 2012, the Board of Directors of Sempra Energy (the “Company”) amended the Bylaws of the Company (the “Bylaws”) to provide for a Lead Director who will have the authority to call special meetings of the Board of Directors and have such other duties as determined by the board.  In connection with providing for a Lead Director, the expressed duties of the Vice Chairman of the Board (the “Vice Chairman”) were eliminated, which duties included presiding at board and shareholder meetings when the Chairman is not present, assisting the Chairman in his or her responsibilities for board and shareholder governance, calling special meetings of shareholders and the board, signing certificates for shares, and inviting each Director Emeritus, if any, to attend board meetings.  While the role of the Vice Chairman is no longer expressly contemplated by the Bylaws, the board may appoint a Vice Chairman at anytime with such duties that are not in contravention of the Bylaws, the Articles of Incorporation, or California law.

The Bylaws were also amended to clarify that the Chairman is not required to be an officer of the Company and to provide that all of the officers report to the Chief Executive Officer if the Chairman is not an executive officer of the Company.  Finally, the Bylaws were amended to reduce the list of required officers to the Chief Executive Officer, President, Chief Financial Officer and Secretary, make the creation of other officer positions subject to the discretion of the board, and clarify that the Controller need not be the principal accounting officer of the Company.

The foregoing descriptions of the Bylaws are qualified in their entirety by reference to the actual Bylaws of Sempra Energy, which are filed as Exhibit 3(ii) of this Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

3(ii) Bylaws of Sempra Energy (as amended through September 13, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: September 17, 2012	By: /s/ Joseph A. Householder
Joseph A. Householder Executive Vice President and Chief Financial Officer